Exhibit 1(j)

                 BLACKROCK DEVELOPING CAPITAL MARKETS FUND, INC.

                                   ----------

                              ARTICLES OF AMENDMENT


      BlackRock Developing Capital Markets Fund, Inc., a Maryland corporation (the "Corporation"), does hereby certify to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The name of the corporation is BlackRock Developing Capital Markets Fund, Inc.

      SECOND: The charter of the Corporation is hereby amended by deleting
Article I thereof in its entirety and inserting the following in lieu thereof:

                                    ARTICLE I

                                      NAME

      The name of the Corporation is

                  BlackRock Global Emerging Markets Fund, Inc.

      THIRD: These Articles of Amendment have been approved by a majority of the entire Board of Directors of the Corporation and are limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law and are therefore made without action by the stockholders.

      FOURTH: The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

      FIFTH: As amended hereby, the Corporation's charter shall remain in full force and effect.

      SIXTH: These Articles of Amendment shall be effective as of the 17th day of March, 2008.

      IN WITNESS WHEREOF, BlackRock Developing Capital Markets Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary as of the 14th day of March, 2008.

                                               BLACKROCK DEVELOPING CAPITAL
                                               MARKETS FUND, INC.

                                               By: /s/ Donald C. Burke
                                                   --------------------------
                                                   Donald C. Burke, President
Witness:

/s/ Denis Molleur
----------------------------------
Denis Molleur, Assistant Secretary

      THE UNDERSIGNED, President of the Corporation, who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and further certifies, as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

                                                     /s/ Donald C. Burke
                                                     --------------------------
                                                     Donald C. Burke, President


                                       2